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                           RECEIVABLES SALE AGREEMENT

                           DATED AS OF MARCH 31, 1998

                                     AMONG

        WABASH NATIONAL CORPORATION AND FRUEHAUF TRAILER SERVICES, INC.,
                              AS THE ORIGINATORS,

                                      AND


                      WABASH NATIONAL FUNDING CORPORATION,
                                  AS THE BUYER





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                               TABLE OF CONTENTS


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ARTICLE I - AMOUNTS AND TERMS OF THE PURCHASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.1.     Purchases of Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         Section 1.2.     Payment for the Purchases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         Section 1.3.     Purchase Price Credit Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Section 1.4.     Payments and Computations, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         Section 1.5.     Transfer of Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         Section 1.6.     Characterization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE II-REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 2.1.     Originators' Representations and Warranties.    . . . . . . . . . . . . . . . . . . . . . .    7
                 (a)      Corporate Existence and Power.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 (b)      Non-Contravention, No Bulk Sale, Etc..  . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 (c)      Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 (d)      Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 (e)      Accuracy of Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 (f)      Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 (g)      Good Title; Perfection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 (h)      Places of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 (i)      Collections; etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 (j)      Financial Statements; Material Adverse Effect.  . . . . . . . . . . . . . . . . . . . . . .    9
                 (k)      Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (l)      Actions, Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (m)      Credit and Collection Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (n)      Payments to Originator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (o)      Ownership of the Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (p)      Investment Company Act; Public Utility Holding Company Act. . . . . . . . . . . . . . . . .   10
                 (q)      Purpose.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (r)      ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE III- CONDITIONS OF PURCHASES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section 3.1.     Conditions Precedent to Initial Purchase  . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section 3.2.     Conditions Precedent to All Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE IV-COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         Section 4.1.     Affirmative Covenants of Originators  . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (a)      Financial Reporting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                          (i)     Annual Reporting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                          (ii)    Quarterly Reporting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                          (iii)   Compliance Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13





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                          (iv)    Shareholders Statements and Reports.  . . . . . . . . . . . . . . . . . . . . . . .   13
                          (v)     S.E.C. Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                          (vi)    Notices under Transaction Documents.  . . . . . . . . . . . . . . . . . . . . . . .   13
                          (vii)   Change in Credit and Collection Policy. . . . . . . . . . . . . . . . . . . . . . .   13
                          (viii)  Other Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (b)      Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          (i)     Actual and Potential Events of Purchase and Sale Termination or Servicer Defaults.    14
                          (ii)    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          (iii)   ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                          (iv)    Downgrade.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (c)      Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (d)      Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 (e)      Keeping and Marking of Records and Books. . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 (f)      Compliance with Contracts and Credit and Collection Policy  . . . . . . . . . . . . . . . .   16
                 (g)      Ownership Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 (h)      Purchasers' Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 (i)      Collections.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Section 4.2.     Negative Covenants of Originators . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 (a)      Name Change, Offices, Records and Books of Accounts.  . . . . . . . . . . . . . . . . . . .   17
                 (b)      Change in Payment Instructions to Obligors. . . . . . . . . . . . . . . . . . . . . . . . .   18
                 (c)      Modifications to Contracts and Credit and Collection Policy.  . . . . . . . . . . . . . . .   18
                 (d)      Sales, Liens, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 (e)      Accounting for Purchases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE V-ADMINISTRATION AND COLLECTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 5.1.     Designation of Sub-Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 5.2.     Duties of Sub-Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Section 5.3.     Collection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 5.4.     Responsibilities of the Originators . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         Section 5.5.     Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 5.6.     Sub-Servicer Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

ARTICLE VI-EVENTS OF PURCHASE AND SALE TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 6.1.     Events of Purchase and Sale Termination.    . . . . . . . . . . . . . . . . . . . . . . . .   21
         Section 6.2.     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE VII-INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 7.1.     Indemnities by the Originators  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Section 7.2.     Other Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ARTICLE VIII-MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
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         Section 8.1.     Waivers and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 8.2.     Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 8.3.     Protection of Buyer's Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Section 8.4.     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Section 8.5.     Bankruptcy Petition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 8.6.     Limitation of Liability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 8.7.     CHOICE OF LAW.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Section 8.8.     CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 8.9.     WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 8.10.    Binding Effect; Assignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Section 8.11.    Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 8.12.    Integration; Survival of Terms.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Section 8.13.    Counterparts; Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

         EXHIBIT I        DEFINITIONS
         EXHIBIT II       CHIEF EXECUTIVE OFFICE; RECORDS LOCATIONS; TRADE   NAMES; FEIN
         EXHIBIT III      COLLECTION ACCOUNTS
         EXHIBIT III-A    COLLECTION ACCOUNTS
         EXHIBIT IV       FORM OF COMPLIANCE CERTIFICATE
         EXHIBIT V        FORM OF COLLECTION AGREEMENT
         EXHIBIT VI       CREDIT AND COLLECTION POLICY
         EXHIBIT VII      FORM OF INVOICE(S)
         EXHIBIT VIII     FORM OF MONTHLY REPORT
         EXHIBIT IX       FORM OF SUBSCRIPTION AGREEMENT
         EXHIBIT X        FORM OF SUBORDINATED NOTE
         SCHEDULE A       DOCUMENTS AND RELATED ITEMS TO BE DELIVERED ON OR PRIOR TO THE INITIAL PURCHASE
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                 THIS RECEIVABLES SALE AGREEMENT, dated as of March 31, 1998, is by and among WABASH NATIONAL CORPORATION, a Delaware corporation ("WABASH"), and FRUEHAUF TRAILER SERVICES, INC., a Delaware corporation ("FRUEHAUF"), and
WABASH NATIONAL FUNDING CORPORATION, a Missouri corporation (the "BUYER").
Each of Wabash and Fruehauf is sometimes hereinafter referred to as an
"ORIGINATOR" and together as the "ORIGINATORS."  Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in EXHIBIT I hereto.

                             PRELIMINARY STATEMENTS

                 Each of the Originators now owns, and from time to time hereafter will own, certain Receivables. Each of the Originators wishes to sell and assign to the Buyer, and the Buyer wishes to purchase from each of the Originators, all of such Originator's right, title and interest in and to such Receivables, whether now owned and existing or hereafter arising.

                 Each of the Originators and the Buyer believes that it is in their mutual best interests for such Originator to sell its Receivables to the Buyer and for the Buyer to purchase such Receivables.

                 The Buyer shall, on each applicable Purchase Date, purchase all of each Originator's right, title and interest in and to such Originator's Receivables existing on such date and all Related Security and Collections associated therewith.

                 Each of the Originators and the Buyer intends the transactions contemplated hereby to be true sales of Receivables from such Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and neither of the Originators nor the Buyer intends these transactions to be, or for any purpose to be characterized as, loans from the Buyer to either or both of the Originators.

                 Upon each purchase of Receivables from an Originator, the Buyer will sell undivided interests therein and in the associated Related Security and Collections, pursuant to that certain Receivables Purchase Agreement dated as of March 31, 1998 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "PURCHASE AGREEMENT") among the Buyer, Falcon Asset Securitization Corporation ("FALCON"), the financial institutions from time to time party thereto as "INVESTORS" and The First National Bank of Chicago or any successor agent appointed under Article IX of the Purchase Agreement, as agent for Falcon and such Investors (in such capacity, the "AGENT").

                                   ARTICLE I
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                       AMOUNTS AND TERMS OF THE PURCHASES

                 Section 1.1.     Purchases of Receivables.

                 (a) Each of the Originators does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from such Originator, all of such Originator's right, title and interest in and to all of such Originator's Receivables existing as of the date of the initial Purchase hereunder and all of such Originator's Receivables thereafter arising, together, in each case, with all Related Security relating thereto and all Collections thereof.

                 (b) In no event shall the Buyer be obligated to purchase, or either of the Originators be obligated to sell, any Receivable arising after the Termination Date. On the date of the initial Purchase, the Buyer shall acquire all of each Originator's right, title and interest in and to all Receivables of such Originator existing as of the close of business on the Business Day immediately prior to such Purchase, together with all Related Security relating thereto and all Collections thereof. On each Business Day thereafter through and including the Termination Date, the Buyer shall acquire all of each Originator's right, title and interest in and to all of such Originator's Receivables which were not previously purchased by the Buyer hereunder upon the creation of such Receivables (together with all Related Security relating thereto and all Collections thereof), PROVIDED THAT the acquisition by the Buyer of such right, title and interest of such Originator in connection with each Purchase hereunder is conditioned upon and subject to such Originator's receipt of the Purchase Price therefor in accordance with
SECTION 1.2 below. In connection with the consummation of any Purchase hereunder, the Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.

                 (c) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a "sale of accounts" (as such term is used in Article 9 of the UCC), which sales are absolute and irrevocable and provide the Buyer with the full benefits of ownership of such Receivables. Except for the Purchase Price Credits owed pursuant to SECTION
1.3 hereof, each sale of Receivables hereunder is made without recourse to either of the Originators; PROVIDED, HOWEVER, that (i) each Originator shall be liable to the Buyer for its breach of any representations, warranties and covenants made by such Originator, individually or, in the case of Fruehauf, as Sub-Servicer, pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of either of the Originators or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured thereby, each of the Originators agrees on or prior to the date hereof to mark its master data processing records relating to the Receivables with





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a legend acceptable to the Buyer and to the Agent (as the Buyer's assignee), evidencing that the Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to the Buyer. Upon the request of the Buyer or the Agent (as the Buyer's assignee), each of the Originators will execute and file such financing statements or continuation statements, and/or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer's ownership interest in the Purchased Assets, or as the Buyer or the Agent (as the Buyer's assignee) may reasonably request.

                 Section 1.2.     Payment for the Purchases.

                 (a) The Purchase Price for the initial Purchase of Receivables shall be payable in full by the Buyer to the applicable Originator on the date of such initial Purchase, and shall be paid to such Originator in the following manner:

                 (i) by delivery of immediately available funds, to the extent of funds made available to the Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; PROVIDED THAT a portion of such funds shall be offset by amounts owed by Wabash to the Buyer on account of the issuance of equity in the manner contemplated in the Subscription Agreement and having a total value of not less than $ 2,490,000 with a cash equity component of not less than $2,490,000, and

                 (ii)     the balance, with the proceeds of a Subordinated
         Loan.

The Purchase Price for each Purchase after the initial Purchase shall become due and owing in full by the Buyer to the applicable Originator or its designee on the date of such Purchase (EXCEPT THAT the Buyer may, with respect to any such Purchase, offset against such Purchase Price any amounts owed by the applicable Originator to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

                 (b) With respect to any Purchase after the initial Purchase hereunder, on each Settlement Date, the Buyer shall pay to the applicable Originator the Purchase Price for each Purchase from such Originator during the preceding Calculation Period as follows:

                 FIRST, by delivery of immediately available funds, to the extent of funds available to the Buyer from its subsequent sale of an interest in such Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement or otherwise;

                 SECOND, by borrowing from the applicable Originator a subordinated revolving loan (each, a "SUBORDINATED LOAN") in an amount not to exceed the lesser of (i) the remaining unpaid portion of such





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         Purchase Price and (ii) the maximum Subordinated Loan that could be borrowed without rendering the Buyer's Net Worth less than the Required Capital Amount; and

                 THIRD, solely in the case of Purchases from Wabash, unless either of the Originators has declared the Termination Date to have occurred, by accepting a contribution to the Buyer's capital pursuant to the Subscription Agreement in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in the preceding clause SECOND, each of the Originators irrevocably agrees to advance each Subordinated Loan requested of it by the Buyer on or prior to the Termination Date. The Subordinated Loans owing to each of the Originators shall be evidenced by, and shall be payable in accordance with the terms and provisions of a Subordinated Note and shall be payable solely from funds which the Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent for the benefit of the Purchasers.

                 (c) From and after the Termination Date, neither of the Originators shall be obligated to (but may, at its option): (i) sell Receivables to the Buyer, or (ii) in the case of Wabash, contribute Receivables to the Buyer's capital pursuant to clause THIRD in SECTION 1.2(b) unless, in either of the foregoing cases, the applicable Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to the Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans or otherwise.

                 (d) On each Business Day during a Calculation Period after the date of the initial Purchase, all Collections received shall be applied by the applicable Originator as payments toward the Purchase Price of Receivables sold or to be sold by such Originator to the Buyer during such Calculation Period. In the event that with respect to any Calculation Period, the aggregate Collections received by any Originator exceeds the Purchase Price of Receivables sold by the applicable Originator to Buyer hereunder during such Calculation Period, such Originator shall pay such excess to Buyer in cash, PROVIDED THAT if the Termination Date has not occurred, such excess may first be deducted from the amount, if any, owing to such Originator under its Subordinated Note. Although amounts shall be paid directly to the applicable Originator on a daily basis in accordance with the first sentence of this paragraph, settlement of the Purchase Price between the Buyer and the applicable Originator shall be effected on a monthly basis on Settlement Dates with respect to all Purchases within the same Calculation Period and based on the information contained in the Monthly Report for the Calculation Period then most recently ended. In addition to such other information as may be included therein, each Monthly Report shall set forth the following with respect to the related Calculation Period: (i) the aggregate Outstanding Balance of Receivables created by each of the Originators and conveyed in Purchases during such Calculation Period, as well as the Net Receivables Balance (as defined in the Purchase Agreement) included therein, (ii) the aggregate Purchase Price payable to each of the Originators in respect of such Purchases, specifying the





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Discount Factor in effect for such Calculation Period and the aggregate
Purchase Price Credits deducted in calculating such aggregate Purchase Price,
(iii) the aggregate amount of funds received by such Originator during such Calculation Period which are to be applied toward the aggregate Purchase Price owing for such Calculation Period pursuant to the first sentence of this paragraph, (iv) the increase or decrease in the amount outstanding under the Subordinated Notes as of the end of such Calculation Period after giving effect to the application of funds toward the aggregate Purchase Price and the restrictions on Subordinated Loans set forth in paragraph (b) above, and (v) the amount of any capital contribution made by Wabash to the Buyer as of the end of such Calculation Period pursuant to paragraph (c) above. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Notes made pursuant to paragraph (b) above and any contribution of capital by Wabash to the Buyer made pursuant to paragraph (c) above shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

                 Section 1.3. Purchase Price Credit Adjustments. If on any day the Outstanding Balance of a Receivable is:

                 (a) reduced as a result of any defective or damaged goods or services, trade-ins, any cash discount or any adjustment by the applicable Originator (whether individually or, in the case of Fruehauf, in its performance of its duties as Sub-Servicer),

                 (b) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to the applicable Originator or any Affiliate thereof other than the Buyer), or

                 (c) is otherwise reduced as a result of any of the factors set forth in the definition of "DILUTIONS,"

then, in such event, the Buyer shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable hereunder to the applicable Originator equal to the full amount of such reduction or cancellation. If such Purchase Price Credit exceeds the Original Balance of the Receivables to be sold by the applicable Originator hereunder on any Purchase Date, then the applicable Originator shall pay the remaining amount of such Purchase Price Credit in cash within 2 Business Days thereafter; PROVIDED THAT if the Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note.

                 Section 1.4. Payments and Computations, Etc. All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day which is not a Business Day, then such payment shall be made on the next succeeding Business Day. Any amount due hereunder which is not paid when due hereunder shall bear interest at the Base Rate as in effect from time to time until paid in full; PROVIDED, HOWEVER, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                 Section 1.5.     Transfer of Records.

                 (a) In connection with the Purchases of Receivables hereunder, each of the Originators hereby sells, transfers, assigns and otherwise conveys to the Buyer all of such Originator's right and title to and interest in the Records relating to all Receivables sold by such Originator hereunder, without the need for any further documentation in connection with any Purchase. In connection with such transfer, each of the Originators hereby grants to each of the Buyer, the Agent, the Servicer and the Sub-Servicer, an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for Receivables sold by it, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto; PROVIDED THAT should the consent of any licensor of such Originator to such grant of the license described herein be required, such Originator hereby agrees that upon the request of the Buyer (or the Agent as the Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

                 (b) Each of the Originators (i) shall take such action reasonably requested by the Buyer and/or the Agent (as the Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that the Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                 Section 1.6. Characterization. If, notwithstanding the intention of the parties expressed in SECTION 1.1(c), any sale by either of the Originators (or contribution by Wabash) to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, then this Agreement shall constitute a security agreement under the UCC and other applicable law. Without being in derogation of the parties' intention that each sale of Receivables hereunder shall constitute a true sale thereof, each of the Originators hereby grants to the Buyer a duly perfected security interest in all of such Originator's right, title and interest in and to all of such Originator's Receivables existing as of the date of the initial Purchase hereunder and all of such Originator's Receivables thereafter arising, together in each case with all Related Security relating thereto and all Collections thereof, which security interest shall be prior to all other Adverse Claims thereto. After an Event of Purchase and Sale Termination, the Buyer and its assignees shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                 Section 2.1. Originators' Representations and Warranties. Each of Fruehauf, individually and in its capacity as Sub-Servicer, and (except where a specific representation speaks only of Fruehauf) Wabash represents and warrants to the Buyer and its assigns as follows:

                 (a) Corporate Existence and Power. Such Originator is a corporation validly organized and existing and in good standing under the laws of the state of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification and the failure to be so qualified would have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under the Transaction Documents and to own and hold under lease its property and to conduct its business substantially as currently conducted.

                 (b) Non-Contravention, No Bulk Sale, Etc.. The execution, delivery and performance by such Originator of this Agreement and each other Transaction Document to which such Originator is a party, and such Originator's use of the proceeds of Purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it the contravention or violation of which would or could reasonably be expected to have a Material Adverse Effect, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, the contravention or violation of which would or could reasonably be expected to have a Material Adverse Effect or (iv) any material order, writ, judgment, award, injunction or decree binding on or affecting it or its property, the contravention or violation of which would or could reasonably be expected to have a Material Adverse Effect and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                 (c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Originator of the Transaction Documents to which it is a party.

                 (d) Binding Effect. Each of the Transaction Documents to which such Originator is a party has been duly authorized, executed and delivered by such Originator. Each of such Transaction Documents constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws of general applicability and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 (e) Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to the Buyer, the Agent or the Purchasers for purposes of or in connection with the Transaction Documents or any transaction contemplated thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to the Buyer, the Agent and/or the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                 (f) Use of Proceeds. No proceeds of any Purchase hereunder will be used (i) for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                 (g) Good Title; Perfection. Immediately prior to each Purchase hereunder, such Originator shall be the legal and beneficial owner of its Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. This Agreement is effective to, and shall, upon each Purchase hereunder, irrevocably transfer to the Buyer legal and equitable title to, with the legal right to sell and encumber, such Receivables and the Related Security, free and clear of any Adverse Claim except as otherwise created by the Buyer under the Purchase Agreement. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Buyer's ownership interest in such Receivables and the other Purchased Assets originated by such Originator.

                 (h) Places of Business. The principal places of business and chief executive office of such Originator and the offices where such Originator keeps all its Records are located at the address(es) listed on
EXHIBIT II or such other locations
notified to the Buyer in accordance with SECTION 4.2(a) in jurisdictions where all action required by SECTION 4.2(a) has been taken and completed. Such Originator's Federal Employer Identification Number is correctly set forth on
EXHIBIT II.

                 (i) Collections; etc. Except as otherwise notified to the Buyer in accordance with SECTION 4.2(b):

                 (i) such Originator has instructed all Obligors to pay all Collections directly to a segregated lock-box identified on
         EXHIBIT III hereto,

                 (ii) in the case of all proceeds remitted to any such lock-box which is now or hereafter established, such proceeds will be deposited directly by the applicable Collection Bank into a concentration account or a depository account listed on EXHIBIT III,

                 (iii) the names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank, are listed on EXHIBIT III, and

                 (iv)     each lock-box and Collection Account listed on
         EXHIBIT III-A is subject to a Collection Agreement that is in full force and effect, and after the occurrence and during the continuance of a Servicer Default, each lock-box and Collection Account (other than any lock-box or Collection Account then subject to a Collection Agreement) shall, within ten (10) Business Days after such Originator receives notice thereof, be subject to a Collection Agreement, PROVIDED THAT if after using reasonable efforts, the applicable Originator is unable within ten (10) Business Days to obtain the consent and agreement of the applicable bank or financial institution where any such lock-box or Collection Account is maintained to such Collection Agreement, such Originator shall no longer permit Collections to be deposited into such lock-box or Collection Account and shall cause all Collections previously sent to such lock-box or Collection Account to be sent to a lock-box or Collection Account that is subject to a Collection Agreement.

In the case of lock-boxes and Collection Accounts identified on EXHIBIT III, exclusive dominion and control thereof has been transferred to the Buyer. Such Originator has not granted any Person, other than the Buyer as contemplated by this Agreement, dominion and control of any lock-box or other Collection Account, or the right to take dominion and control of any lock-box or other Collection Account at a future time or upon the occurrence of a future event.

                 (j) Financial Statements; Material Adverse Effect. The consolidated financial statements of such Originator and its consolidated Subsidiaries dated December 31, 1997 furnished by such Originator to the Buyer and the Agent are complete and correct in all material respects, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial condition and results of operations of such Originator and its consolidated Subsidiaries as of such date and for the period ended on such date. Since December 31, 1997, no event has occurred which would have a Material Adverse Effect.

                 (k) Names. In the past five years, such Originator has not used any corporate names, trade names or assumed names other than those listed on EXHIBIT II.

                 (l) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of the properties of such Originator, in or before any court, arbitrator or other body, which are reasonably likely to (i) adversely affect the collectibility of a material portion of the Receivables, (ii) materially adversely affect the financial condition of such Originator or (iii) materially adversely affect the ability of such Originator to perform its obligations under the Transaction Documents. Such Originator is not in default with respect to any order of any court, arbitrator or governmental or regulatory body.

                 (m) Credit and Collection Policy. With respect to each Receivable, such Originator has complied in all material respects with the Credit and Collection Policy.

                 (n) Payments to Originator. With respect to each Receivable sold by such Originator to the Buyer under this Agreement, the Buyer has given reasonably equivalent value to such Originator in consideration for the transfer of such Receivable and the Related Security with respect thereto under this Agreement and such transfer was not made for or on account of an antecedent debt. No sale by such Originator to the Buyer of any Receivable is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                 (o) Ownership of the Buyer. Wabash owns one hundred percent (100%) of the issued and outstanding capital stock of the Buyer. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of the Buyer. The management of Wabash has determined that the organization of the Buyer and the limited purposes of the Buyer are in the best interests of Wabash.

                 (p) Investment Company Act; Public Utility Holding Company Act. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute. Such Originator is not a "holding company" or an "affiliate" of a "holding company" or, as of the date of this Agreement, a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company act of 1935, as amended.

                 (q) Purpose. Such Originator has determined that, from a business viewpoint, the sale of the Receivables to the Buyer contemplated hereby is in the best interests of such Originator.

                 (r) ERISA. No fact or circumstance, including but not limited to any Reportable Event, exists in connection with any Plan which would constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and which would result in the termination of a Plan and the incurrence of material liability by such Originator or any ERISA Affiliate to the Plan, the PBGC, participants, beneficiaries or a trustee. No Plan has an accumulated funding deficiency as defined in Section 412(a) of the Code or Section 302(a) of ERISA, and no lien exists with respect to any Plan for failure to make required contributions as described under 412(n) of the Code or Section 302(f) of ERISA. For the purposes of this representation and warranty, such Originator shall be deemed to have knowledge of all facts attributable to the Plan administrator designated pursuant to ERISA.



                                  ARTICLE III
                            CONDITIONS OF PURCHASES

                 Section 3.1. Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (i) the Buyer shall have received on or before the date of such Purchase those documents listed on SCHEDULE A hereto and (ii) all conditions precedent to the initial purchase under the Purchase Agreement shall have been satisfied and/or waived.

                 Section 3.2. Conditions Precedent to All Purchases. Each Purchase shall be subject to the further conditions precedent that (a) on the date of each such Purchase, the following statements shall be true both before and after giving effect to such Purchase (and acceptance of the proceeds of such Purchase shall be deemed a representation and warranty by the applicable Originator that such statements are then true):

                 (i) the representations and warranties of such Originator set forth in ARTICLE II are correct on and as of the date of such Purchase as though made on and as of such date;

                 (ii) no event has occurred, or would result from such Purchase, that will constitute an Event of Purchase and Sale Termination, and no event has occurred and is continuing, or would result from such Purchase, that would constitute a Potential Event of Purchase and Sale Termination; and

                 (iii)    the Termination Date shall not have occurred;

         and (b) the Buyer shall have received such other approvals, opinions or documents as it may reasonably request.

                 Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Purchase (whether by payment of cash, through an increase in the amounts outstanding under the applicable Subordinated Note, by offset of amounts owed to the Buyer by such Originator and/or, in the case of Purchases from Wabash, by offset of capital contributions to be made by Wabash under the Subscription Agreement), title to the applicable Receivables and related assets included in such Purchase shall vest in the Buyer, whether or not the conditions precedent to such Purchase were in fact satisfied.


                                   ARTICLE IV
                                   COVENANTS

                 Section 4.1. Affirmative Covenants of Originators. Until the date this Agreement shall terminate in accordance with its terms, each of Fruehauf, individually and in its capacity as Sub-Servicer, and Wabash covenants and agrees as follows:

                 (a) Financial Reporting. It will maintain a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Buyer:

                 (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, a complete copy of Wabash's consolidated and consolidating audit report, which shall include at least Wabash's consolidated and consolidating balance sheet, income statement and statement of cash flow for such year, examined in accordance with generally accepted auditing standards by an independent public accountant of national reputation selected by Wabash and reasonably acceptable to the Buyer, together with the certificate described in clause (iii) below. Such auditor's report shall be free from exceptions, reservations or qualifications as a result of which the auditor is unable to conclude that the financial statements fairly present or adequately disclose the financial condition of Wabash and its consolidated Subsidiaries (including Fruehauf) and shall not be limited because of restricted or limited access by such accountant to any material portion of the Originators' or any Subsidiary's records. Delivery within the time period specified above of copies of Wabash's Annual Report filed with the Securities and Exchange Commission on Form 10-K for such fiscal year (together with Wabash's annual report to shareholders, if any, prepared pursuant to rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 4.1(a)(i).

                 (ii)     Quarterly Reporting.   Within 60 days after the close
         of each of the first three quarterly periods of each of its fiscal years, Wabash's unaudited consolidated and consolidating balance sheet, income statement and statement of cash flow for such quarter and that portion of the fiscal year ending with such quarter, certified by the Chief Financial Officer or Controller of Wabash as being complete and correct and fairly presenting Wabash's and its consolidated Subsidiaries' (including Fruehauf's) financial condition and results of operations as of the end of such quarter and for that portion of the fiscal year ending with such quarter, together with the certificate described in clause (iii) below. Delivery within the time periods specified above of copies of Wabash's Quarterly Report on Form 10-Q for the applicable quarter prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this SECTION 4.1(a)(ii).

                 (iii) Compliance Certificate. Together with the financial statements required to be delivered under clauses (i) and (ii) above, a compliance certificate in substantially the form of EXHIBIT IV signed by such Originator's Chief Financial Officer or Controller and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                 (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Originator, copies of all financial statements, reports and proxy statements so furnished.

                 (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements, notices of securities issuance, annual, quarterly, monthly or other regular reports, if any, which such Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

                 (vi) Notices under Transaction Documents. Forthwith upon its receipt of any notice, request for consent, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Buyer, the Agent or any Purchaser, copies of the same (other than any such notice, request, certification, report or other communication delivered by or in connection with any Obligor that does not indicate the occurrence or the likely occurrence of a material adverse effect on the collectibility of a material portion of Receivables attributable to such Obligor).

                 (vii) Change in Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy referred to in SECTION 5.2(c) of the Receivables Purchase Agreement and promptly after any other material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

                 (viii) Other Information. Such other information (including non-financial information) as the Buyer (or any of its assignees) may from time to time reasonably request.

                 (b) Notices. Such Originator will notify the Buyer and the Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                 (i) Actual and Potential Events of Purchase and Sale Termination or Servicer Defaults. The occurrence of each Event of Purchase and Sale Termination, Potential Event of Purchase and Sale Termination, Servicer Default or Potential Servicer Default of which such Originator becomes aware.

                 (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against such Originator or any of its Subsidiaries, or to which such Originator or any of its Subsidiaries becomes party, in either case which (A) remains unsettled for a period of 90 days from the commencement thereof and involves claims for damages or relief in an amount which could reasonably be expected to have a Material Adverse Effect, or (B) has resulted in a final judgment or judgments for the payment of money in an amount which has a Material Adverse Effect.

                 (iii)    ERISA. The occurrence of any Reportable Event under
         Section 4043(c) (5), (6), (9) or (10) of ERISA with respect to any Plan, any decision to terminate or withdraw from a Plan, any finding made with respect to a Plan under Section 4041(c) or (e) of ERISA, the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA, the failure to make any required installment or other required payment under Section 412 of the Code or Section 302 of ERISA on or before the date for such installment or payment, or any material increase in the actuarial present value of unfunded vested benefits under all Plans over the preceding year.

                 (iv) Downgrade. Any downgrade in the rating of any Indebtedness of such Originator by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

                 (v) Labor, Strike, Walkout, Lockout or Slowdown. The commencement or threat of any labor strike, walkout, lockout or concerted labor slowdown which could reasonably be expected to have a Material Adverse Effect (collectively, "LABOR ACTIONS").

                 (c) Compliance with Laws. Such Originator will comply in all material respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                 (d) Audits. Such Originator will furnish to the Buyer (and/or the Agent on behalf of the Buyer) from time to time such information with respect to it and the Receivables as the Buyer or the Agent may reasonably request. Subject to SECTION 8.4 and SECTION 11.5(b) of the Purchase Agreement, such Originator shall, at such Originator's expense and during regular business hours as requested by Buyer (or the Agent on its behalf) upon reasonable notice, permit the Buyer or the Agent, or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables and the Related Security or such Originator's performance hereunder or such Originator's performance under the Contracts with any of the officers or employees of such Originator having knowledge of such matters (the procedures described in the foregoing clauses (i) and (ii) are referred to herein as an "Audit"). The first Audit shall occur in July 1998 for the 6 month period ending June 30, 1998. Audits shall be limited to one per calendar year so long as (i) no Servicer Default has occurred and is continuing, and
(ii) the preceding Audit was reasonably satisfactory in all material respects to Buyer (and/or Agent on Buyer's behalf), otherwise the frequency of Audits shall not be limited.

                 (e)      Keeping and Marking of Records and Books.

                 (i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable originated by it and all Collections of and adjustments to each existing Receivable). Such Originator will give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                 (ii) Such Originator will (a) on or prior to the date hereof, mark its master data processing records and other books and records relating to its Receivables with a legend, acceptable to the Buyer, describing the ownership interest of the Buyer therein and further describing the assignment of interests therein sold by the Buyer to the Agent for the benefit of the Purchasers pursuant to the Purchase Agreement and (b) upon the request of the Buyer or the Agent following the occurrence of an Event of Purchase and Sale Termination:
         (x) mark each Contract with a legend describing Buyer's interest therein and further describing the Agent's interest therein for the benefit of the Purchasers and (y) deliver to the Buyer or its designee all Contracts (including, without limitation, all multiple originals of any such Contract constituting "chattel paper," certificated "investment property" or an "instrument").

                 (f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables conveyed by it hereunder, and (ii) comply in all material respects with the Credit and Collection Policy. Such Originator will pay when due any taxes payable in connection with the Receivables conveyed by it hereunder.

                 (g) Ownership Interest. Such Originator shall take all necessary action to establish and maintain in favor of the Buyer a valid and perfected first priority ownership interest in the Purchased Assets to the fullest extent contemplated herein, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Buyer hereunder as the Buyer or its assignees may reasonably request.

                 (h) Purchasers' Reliance. Such Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon the Buyer's identity as a separate legal entity from Wabash. Therefore, from and after the date of execution and delivery of this Agreement, Wabash shall take all reasonable steps including, without limitation, all steps that the Buyer or any assignee of the Buyer may from time to time reasonably request, to maintain the Buyer's identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of Wabash and any Affiliates thereof and not just a division of Wabash. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, (i) neither of the Originators shall hold itself out to third parties as liable for the debts of the Buyer nor purport to own the Receivables and other assets acquired by the Buyer, (ii) Wabash shall take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with the "separateness" covenants set forth in SECTION 5.1(k) of the Purchase Agreement and (iii) Wabash shall cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Wabash and the Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1.

                 (i) Collections. Such Originator shall instruct all Obligors to pay all Collections directly to a segregated lock-box or other Collection Account listed on EXHIBIT III. A Collection Agreement that is in full force and effect is required for each segregated lock-box or other Collection Account listed on EXHIBIT III-A, but upon the occurrence and during the continuance of a Servicer Default, each segregated lock-box or other Collection Account (other than any lock-box or Collection Account then subject to a Collection Agreement) shall, within ten (10) Business Days after such Originator receives notice thereof, be subject to a Collection Agreement, PROVIDED THAT if after using reasonable efforts, the applicable Originator is unable within ten (10) Business Days to obtain the consent and agreement of the applicable bank or financial institution where any such lock-box or Collection Account is maintained to such Collection Agreement, such Originator shall no longer permit Collections to be deposited into such lock-box or Collection Account and shall cause all Collections previously sent to such lock-box or Collection Account to be sent to a lock-box or Collection Account that is subject to a Collection Agreement. In the case of payments remitted to any lock-box, the Originator shall cause all proceeds from such lock-box to be deposited directly by a Collection Bank into a concentration account or a depositary account listed on EXHIBIT III. Pursuant to SECTION 5.3 hereof and the Collection Agreements, such Originator has transferred and assigned to the Buyer all of its right, title and interest in and to, and exclusive ownership, dominion and control (subject to the terms of this Agreement) to each Collection Account. In the case of any Collections received by either of the Originators, such Originator shall remit such Collections to a Collection Account established for purposes of receiving Collections on Receivables originated by it not later than the Business Day immediately following the date of receipt of such Collections, and, at all times prior to such remittance, such Originator shall itself hold such Collections in trust, for the exclusive benefit of the Buyer and its assigns. In the case of any remittances received by such Originator in any such Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of Receivables or the Related Security, such Originator shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any of the Collection Banks a Collection Notice pursuant to SECTION 6.3 of the Purchase Agreement, the Agent, as assignee of the Buyer, may request that the applicable Originator, and such Originator thereupon promptly shall, direct all Obligors on Receivables sold by it to the Buyer to remit all payments thereon to a new depositary account (the "NEW CONCENTRATION ACCOUNT") specified by the Agent and, at all times thereafter such Originator shall not deposit or otherwise credit to the New Concentration Account any cash or payment item other than Collections. Alternatively, after the occurrence of a Servicer Default, the Agent may request that the applicable Originator, and such Originator thereupon promptly shall, direct all Persons then making remittances to any account listed on EXHIBIT III which remittances are not payments on Receivables to deliver such remittances to a location other than an account listed on EXHIBIT III.

                 (j) ERISA. Such Originator shall make all required installments or other required payments under Section 412 of the Code or
Section 302 of ERISA on or before the due date for such installment or other payment except to the extent failure to make such installment or payment would not have a Material Adverse Effect.

                 Section 4.2. Negative Covenants of Originators. Until the date this Agreement shall terminate in accordance with its terms, each of Fruehauf, individually and in its capacity as Sub-Servicer, and Wabash, further covenants and agrees as follows:

                 (a) Name Change, Offices, Records and Books of Accounts. Such Originator will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Buyer and the Agent at least 30 days prior notice thereof and (ii) delivered to the Buyer all financing statements, instruments and other documents requested by the Buyer (or the Agent on behalf of the Buyer) in connection with such change or relocation.

                 (b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank from those listed in EXHIBIT III, or make any change in its instructions to Obligors regarding payments to be made to such Originator or payments to be made to any lock-box, Collection Account or Collection Bank, unless the Buyer and the Agent shall have received, at least five (5) Business Days before the proposed effective date therefor:

                 (i) written notice of such addition, termination or change, and

                 (ii) with respect to the addition of a lock-box, Collection Account or Collection Bank, an executed account agreement and an executed Collection Agreement from such Collection Bank relating thereto;

PROVIDED, HOWEVER, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing lock-box or other Collection Account that is subject to a Collection Agreement then in effect.

                 (c) Modifications to Contracts and Credit and Collection Policy. Such Originator shall not fail to continue to engage primarily in the material lines of business in which it operates on the date hereof and will not make any material change in the Credit and Collection Policy which would be reasonably likely to adversely affect the collectibility of any material portion of the Receivables or decrease the credit quality of any newly created Receivables in any material respect. Except as provided in SECTION 5.2(c), neither Fruehauf, individually nor as Sub-Servicer, nor Wabash will extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                 (d) Sales, Liens, Etc. Such Originator shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Purchased Assets or assign any right to receive income in respect thereof (other than, in each case, the creation of the interests therein in favor of the Buyer provided for herein and the Agent and the Purchasers provided for in the Purchase Agreement), and such Originator shall defend the right, title and interest of the Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator.

                 (e) Accounting for Purchases. Such Originator will not, and shall not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and Related Security by such Originator to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and Related Security by such Originator to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.


                                   ARTICLE V
                         ADMINISTRATION AND COLLECTION

                 Section 5.1. Designation of Sub-Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by the Servicer so designated from time to time in accordance with SECTION 6.1 of the Purchase Agreement. Fruehauf is hereby designated as, and hereby agrees to act as sub-servicer (the "SUB-SERVICER") for the Buyer in the Buyer's capacity as the initial Servicer designated pursuant to the terms of the Purchase Agreement, and Fruehauf agrees in such capacity as Sub-Servicer to perform all of the duties and obligations of the Servicer set forth herein and in the Purchase Agreement with respect to the Receivables, Related Security related thereto and Collections thereof.

                 (b) Fruehauf further agrees that, so long as it shall remain as Sub-Servicer, it shall be directly liable to the Agent and the Purchasers for the full and prompt performance of all such duties and responsibilities of the Servicer; PROVIDED THAT (i) nothing in this Agreement shall eliminate the Buyer's primary liability to the Agent and the Purchasers for its duties as Servicer, (ii) the Buyer and its assigns shall retain sole responsibility and authority for withdrawing funds from each Collection Account, and (iii) the Agent and the Purchasers shall be entitled to deal exclusively with the Buyer in matters relating to the discharge by the Servicer of its duties pursuant to SECTION 6.1 of the Purchase Agreement.

                 (c) Without the prior written consent of the Buyer and its assignees, Fruehauf shall not be permitted to delegate any of its duties or responsibilities as Sub-Servicer to any Person. If at any time the Agent shall designate as Servicer any Person other than the Buyer, all duties and responsibilities theretofore delegated by the Buyer to Fruehauf may, at the discretion of the Agent, be terminated forthwith on notice given by the Buyer or the Agent (as assignee of the Buyer) to Fruehauf.

                 Section 5.2. Duties of Sub-Servicer. (a) The Sub-Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

                 (b) The Sub-Servicer shall use its reasonable best efforts to segregate, on each Business Day, in a manner acceptable to the Buyer and the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Sub-Servicer prior to the remittance thereof to the Buyer to be administered in accordance with the procedures described herein and in
Article I of the Purchase Agreement.

                 (c) The Sub-Servicer, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Sub-Servicer may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent or the Purchasers under the Purchase Agreement. Notwithstanding anything to the contrary contained herein, from and after the occurrence of an Event of Purchase and Sale Termination, the Buyer shall have the absolute and unlimited right to direct the Sub-Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

                 (d) The Sub-Servicer shall hold in trust for the Buyer and its assignees, in accordance with their respective interests, all Records that evidence or relate to the Receivables, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as reasonably practicable upon demand of the Buyer, deliver or make available to the Buyer all such Records at the chief executive office of Fruehauf. The Sub-Servicer shall, as soon as practicable following receipt thereof, turn over to the Buyer all Collections of Receivables LESS any cash collections or other cash proceeds received with respect to indebtedness not constituting Receivables.

                 (e) Any payment by an Obligor in respect of any indebtedness owed by it to either of the Originators in connection with a Receivable shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Buyer, be applied as a Collection of any Receivable of such Obligor originated by such Originator (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

                 Section 5.3. Collection Rights. Each of the Originators hereby authorizes the Buyer and the Servicer, and agrees that each of the Buyer and the Servicer shall be entitled to (i) endorse such Originator's name on checks and other instruments representing Collections, (ii) enforce the Receivables and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Servicer or its designees, on behalf of the Buyer and its assignees, rather than such Originator.

                 Section 5.4.     Responsibilities of the Originators.
Anything herein to the contrary notwithstanding, the exercise by the Buyer (or its assignees) of its rights hereunder shall not release the Sub-Servicer or such Originator from any of their respective duties or obligations with respect to any Receivables or under the related Contracts. Neither the Buyer nor any of its assignees (including any Servicer) shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of such Originator.

                 Section 5.5. Reports. On or before the Business Day that is three (3) Business Days prior to the Settlement Date of each month (or, if such date is not a Business Day, the next succeeding Business Day), and at such times as the Buyer or the Agent (as the Buyer's assignee) shall reasonably request, the Sub-Servicer shall prepare and forward to the Buyer and the Agent a Monthly Report for the related Calculation Period (or other comparable report for such period as may be applicable).

                 Section 5.6. Sub-Servicer Fee. In consideration of the Sub-Servicer's agreement to perform the duties and obligations of the Servicer under the Purchase Agreement, the Buyer hereby agrees that, so long as Fruehauf shall continue to perform as Sub-Servicer hereunder, the Buyer shall pay over to Fruehauf a monthly fee in an amount equal to (i) a per annum rate not to exceed 1% agreed to by the Buyer and Fruehauf from time to time, MULTIPLIED BY
(ii) the average Outstanding Balance of the Receivables held by the Buyer (without taking account of any interests therein sold pursuant to the Purchase Agreement) during the preceding Calculation Period, such fee to be calculated to provide the Servicer and the Sub-Servicer reasonable compensation for their respective servicing activities. Such fee shall be payable for each calendar month on the Settlement Date immediately following the last day of such calendar month.


                                   ARTICLE VI
                    EVENTS OF PURCHASE AND SALE TERMINATION

                 Section 6.1. Events of Purchase and Sale Termination. The occurrence of any one or more of the following events shall constitute an Event of Purchase and Sale Termination:

                 (a) Either of the Originators or the Sub-Servicer shall fail (i) to make any payment or deposit required hereunder, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) and such failure shall remain unremedied for 3 days following occurrence thereof.

                 (b) Any representation, warranty, certification or statement made by either of the Originators or the Sub-Servicer in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made.

                 (c)      (i)     Either of the Originators or the Sub-Servicer
shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against either of the Originators or the Sub-Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, unless any such proceeding or action instituted by any Person other than such Originator is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of the filing of such action or making of any such appointment described in this subsection (c); or (ii) either of the Originators or the Sub-Servicer shall take any corporate action to authorize any of the actions set forth in clause
(i) above in this subsection (c).

                 (d) One or more final judgments shall be entered against either of the Originators or any of their respective Subsidiaries (other than the Buyer) for the payment of money in the aggregate amount of $1,000,000, or the equivalent thereof in another currency, or more on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

                 (e) Any Plan of either of the Originators or any of its Subsidiaries shall be terminated within the meaning of Title IV of ERISA except as permitted by Section 4044(d) of ERISA, or a trustee shall be appointed by the appropriate U.S. District Court to administer any Plan of such Originator or any of its Subsidiaries, or the PBGC shall institute proceedings to terminate any Plan of such Originator or any of its Subsidiaries or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the then current value of guaranteed benefits and other benefit commitments (as such terms are defined under Title IV of ERISA and determined in accordance with the principles of Title IV of ERISA) for which such Originator or any Subsidiary (other than the Buyer) might be liable to any Person exceed the then current value of the assets allocable to such benefits by more than $1,000,000.

                 (f)      A Change of Control shall occur.

                 (g) A Servicer Default shall occur under the terms of the Purchase Agreement and the Agent, at the direction of the Required Investors, shall declare the Facility Termination Date to have occurred.

                 Section 6.2. Remedies. Upon the occurrence and during the continuance of an Event of Purchase and Sale Termination, the Buyer may either
(i) remove Fruehauf as Sub-Servicer (to the extent such Event of Purchase and Sale Termination was caused by, or arose as a result of the activities of, the Sub-Servicer), or (ii) if such Event of Purchase and Sale Termination arose other than as described in SECTION 6.2(i), declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Originators; PROVIDED, HOWEVER, that upon the occurrence of an Event of Purchase and Sale Termination described in SECTION 6.1(c) above or of an actual or deemed entry of an order for relief with respect to either of the Originators under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Originators. Upon the occurrence of the Termination Date for any reason whatsoever, the Buyer and its assigns shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC, which rights shall be cumulative.


                                  ARTICLE VII
                                INDEMNIFICATION

                 Section 7.1. Indemnities by the Originators. Without limiting any other rights which the Buyer may have hereunder or under applicable law, each of the Originators hereby jointly and severally agrees to indemnify the Buyer and its assignees (including the Agent and each Purchaser) and their respective officers, directors, agents and employees (each an "INDEMNIFIED PARTY") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or actually incurred by any of them arising out of any of the following:

                 (i) any representation or warranty made by either Originator (including, in the case of Fruehauf, in its capacity as the Sub-Servicer) or any its officers under or in connection with this Agreement, any other Transaction Document, any Monthly Report or any other information or report delivered by either Originator or the Sub-Servicer (so long as Fruehauf is the Sub-Servicer) pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                 (ii) the failure by either Originator (including, in the case of Fruehauf, in its capacity as the Sub-Servicer) to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract with any such applicable law, rule or regulation;

                 (iii) any failure of either Originator (including, in the case of Fruehauf, in its capacity as the Sub-Servicer) to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                 (iv) any products liability or similar claim arising out of or in connection with goods or services which are the subject of any Contract originated by such Originator;

                 (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable sold to the Buyer by either Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the furnishing or failure to furnish the underlying services;

                 (vi) the commingling by either Originator (including, in the case of Fruehauf, in its capacity as the Sub-Servicer) of Collections of Receivables at any time with other funds;

                 (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby or thereby, the use of the proceeds of a Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to either Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

                 (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of either Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                 (ix) the sale by either Originator to the Buyer for cash of any Receivable which is not, at the time of such sale, an Eligible Receivable; or

                 (x) the failure to vest and maintain vested in the Buyer, or to transfer to the Buyer, legal and equitable title to, and ownership of, a first priority perfected ownership interest in the Purchased Assets originated by either Originator, free and clear of any Adverse Claim (other than as created under the Purchase Agreement);

EXCLUDING, HOWEVER, the following:

                 (a) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                 (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that prove to be uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                 (c) taxes on or measured by the overall gross or net income of such Indemnified Party to the extent that the computation of such taxes is consistent with (i) the characterization of the Purchases as true sales and (ii) the characterization of the transactions under the Purchase Agreement as creating indebtedness of the Buyer for purposes of federal taxation.

                 Section 7.2. Other Costs and Expenses. Each of the Originators, jointly and severally, shall pay to the Buyer on demand any and all reasonable costs and expenses actually incurred by the Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Event of Purchase and Sale Termination.

                                  ARTICLE VIII
                                 MISCELLANEOUS

                 Section 8.1.     Waivers and Amendments.

                 (a) No failure or delay on the part of the Buyer (or any of its assignees) or either of the Originators (including, in the case of Fruehauf, in its capacity as Sub-Servicer) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                 (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the Originators and the Buyer and, to the extent required under the Purchase Agreement, the Agent, the Investors and/or the Required Investors.

                 Section 8.2. Notices. Except as otherwise expressly provided herein, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such party may hereafter specify for the purpose of giving notice to such party. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

                 Section 8.3.     Protection of Buyer's Interests.

                 (a) Each of the Originators agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer (or its assignees) may reasonably request, to perfect, protect or more fully evidence the Buyer's ownership of the Receivables, or to enable the Buyer (or its assignees) to exercise and enforce their rights and remedies hereunder. The Buyer may, or the Buyer may direct the applicable Originator to, notify the Obligors on Receivables, at any time following the occurrence of a Servicer Default and the replacement of Buyer as Servicer under the Purchase Agreement, at such Originator's expense, of the Buyer's ownership of the Receivables and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Buyer or its designee.

                 (b) If either of the Originators or the Sub-Servicer fails to perform any of its obligations hereunder, the Buyer (or any of its assignees) may (but shall not be required to) perform, or cause the performance of, such obligation; and the Buyer's (and any of its assignee's) costs and expenses incurred in connection therewith shall be payable by such Originator or the Sub-Servicer, as applicable, on demand. Each of the Originators and the Sub-Servicer irrevocably authorizes the Buyer at any time and from time to time in the sole discretion of the Buyer, and appoints the Buyer as its attorney-in-fact, to act on behalf of such Originator and, as applicable, the Sub-Servicer: (i) to execute on behalf of such Originator as seller/debtor and to file financing statements necessary or desirable in the Buyer's sole discretion to perfect and to maintain the perfection and priority of the Buyer's ownership interest in the Purchased Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Buyer in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Buyer's ownership interest in the Purchased Assets. This appointment is coupled with an interest and is irrevocable.

                 Section 8.4.     Confidentiality.

                 (a) Each of the Originators and the Sub-Servicer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the content of this Agreement and the Purchase Agreement and of the other confidential proprietary information with respect to the Agent and Falcon and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein and therein, except that each of the Originators, the Sub-Servicer and their respective officers and employees may disclose such information to the Originator's or the Sub-Servicer's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. In addition, each of the Originators and the Sub-Servicer may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                 (b) Anything herein to the contrary notwithstanding, each of the Originators and the Sub-Servicer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Buyer, the Agent, the Investors or Falcon by each other, (ii) by the Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Falcon or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which First Chicago acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information in a manner consistent with the practice of the Agent for the making of such disclosures generally to Persons of such types and agrees that its use of such information shall be limited to purposes related to such Person's acquisition and/or funding of Receivable Interests (as defined in the Purchase Agreement) or providing liquidity or credit enhancement therefor, or rating commercial paper to fund such Receivable Interests. In addition, the Buyer, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                 Section 8.5.     Bankruptcy Petition.

                 (a) Each of the Originators and the Sub-Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of Falcon, it will not institute against, or join any other Person in instituting against, Falcon any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                 (b) Each of the Originators and the Sub-Servicer hereby covenants and agrees that, prior to the date which is one year and one day after all Aggregate Unpaids (under and as defined in the Purchase Agreement) have been paid, it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                 Section 8.6. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Falcon, the Agent or any Investor or any assignee or participant of any of them, no claim may be made by either of the Originators, the Sub-Servicer or any other Person against Falcon, the Agent or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Originators hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                 SECTION 8.7. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                 SECTION 8.8. CONSENT TO JURISDICTION. EACH OF THE ORIGINATORS HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH OF THE ORIGINATORS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BUYER (OR THE RIGHTS OF THE AGENT OR ANY PURCHASER AS THE BUYER'S ASSIGNEES) TO BRING PROCEEDINGS AGAINST EITHER OR BOTH OF THE ORIGINATORS IN THE COURTS OF ANY OTHER JURISDICTION WHEREIN ANY ASSETS OF SUCH ORIGINATOR MAY BE LOCATED. ANY JUDICIAL PROCEEDING BY EITHER OR BOTH OF THE ORIGINATORS AGAINST THE BUYER, THE AGENT OR ANY PURCHASER, ANY AFFILIATE OF THE AGENT OR A PURCHASER, OR ANY OTHER OF THE BUYER'S ASSIGNEES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY EITHER OR BOTH OF THE ORIGINATORS PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

                 SECTION 8.9. WAIVER OF JURY TRIAL. EACH OF THE ORIGINATORS AND THE BUYER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY EITHER OR BOTH OF THE ORIGINATORS PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                 Section 8.10. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Originators, the Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). Neither of the Originators may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Buyer. The Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of the Originators. Without limiting the foregoing, each of the Originators acknowledges that the Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each of the Originators agrees that the Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of the Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder) and each of the

Originators agrees to cooperate fully with the Agent and the Servicer in the exercise of such rights and remedies. Each of the Originators further agrees to give to the Agent copies of all notices it is required to give to the Buyer hereunder. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and, subject to the first sentence of SECTION 1.1(b), shall remain in full force and effect until such time, after the Termination Date, as the Aggregate Unpaids shall be equal to zero; PROVIDED, HOWEVER, that the rights and remedies with respect to
(i) any breach of any representation and warranty made by each of the Originators pursuant to Article II, (ii) the indemnification and payment provisions of Article VII, and (iii) SECTION 8.5 shall be continuing and shall survive any termination of this Agreement.

                 Section 8.11. Subordination. Each of the Originators agrees that any indebtedness, obligation or claim, it may from time to time hold or otherwise have (other than any obligation or claim with respect to the fees payable by the Buyer under SECTION 5.6) against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing, shall be subordinate in right of payment to the prior payment in full of any indebtedness or obligation of the Buyer owing to the Agent or any Purchaser under the Purchase Agreement. The subordination provision contained herein is for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their assignees under the Purchase Agreement.

                 Section 8.12. Integration; Survival of Terms. This Agreement, the Subordinated Notes, the Subscription Agreement and the Collection Agreements contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                 Section 8.13. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.


ORIGINATORS:                               WABASH NATIONAL CORPORATION


                                           By:
                                              -----------------------------------
                                             Name:
                                             Title:

                                                   Address for Notices:

                                                   1000 Sagamore Parkway South
                                                   Lafayette, IN 47905

                                                   Attention:  Rick B. Davis, Controller

                                                   Phone:           (765) 449-5392
                                                   Fax:             (765) 447-9405


                                           FRUEHAUF TRAILER SERVICES, INC.


                                           By:
                                              -----------------------------------
                                             Name:
                                             Title:

                                                   Address for Notices:

                                                   12813 Flushing Meadows Drive
                                                   St. Louis, MO  63131

                                                   Attention:  Steven M. Old, Controller

                                                   Phone:           (314) 822-1113
                                                   Fax:             (314) 822-7627

BUYER:                WABASH NATIONAL FUNDING CORPORATION


                         By:
                            ------------------------------------
                           Name:
                           Title:

                                 Address for Notices:

                                 12813 Flushing Meadows Drive
                                 St. Louis, MO  63131

                                 Attention:       Steven M. Old
                                                  Vice President and Treasurer

                                 Phone:           (314) 822-1113
                                 Fax:             (314) 822-7627

                                   EXHIBIT I

                                  DEFINITIONS

                 AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE TERMS DEFINED):

                 "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                 "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the other Person, whether through ownership of voting securities, by contract or otherwise.

                 "AGENT" means First Chicago in its capacity as "AGENT" under the Purchase Agreement, and not in its individual capacity as an Investor, and any successor Agent appointed under ARTICLE IX of the Purchase Agreement.

                 "AGREEMENT" means this Receivables Sale Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

                 "AGGREGATE UNPAIDS" has the meaning set forth in the Purchase Agreement.

                 "BASE RATE" means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes; PROVIDED, HOWEVER, that from and after the occurrence of an Event of Purchase and Sale Termination and for so long as such Event of Purchase and Sale Termination shall be continuing, the "BASE RATE" shall equal the sum of the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, plus 2% per annum, changing when and as such rate changes

                 "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

                 "CALCULATION PERIOD" means each full or partial calendar month which elapses during the term of this Agreement. The first Calculation Period shall commence on the date of the initial Purchase and the final Calculation Period shall terminate on the Termination Date.

                 "CAPITAL" shall have the meaning set forth in the Purchase Agreement.

                 "CHANGE OF CONTROL" means (i) any Person or Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 20% or more of the outstanding shares of voting stock of an Originator; or (ii) during any period of twelve (12) consecutive months, commencing before or after the date hereof, individuals who at the beginning of such twelve-month period were directors of an Originator shall cease for any reason to constitute a majority of the board of directors of such Originator; or (iii) Wabash shall cease to own, free and clear of all Adverse Claims, all of the outstanding shares of voting stock of the Buyer on a fully-diluted basis.

                 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                 "COLLECTION ACCOUNT" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited.

                 "COLLECTION AGREEMENT" means, in the case of any actual or proposed Collection Account, an agreement in substantially the form of EXHIBIT V hereto.

                 "COLLECTION BANK" means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

                 "COLLECTION DATE" means that date following the Termination Date which is one year and one day after the date which (i) the Outstanding Balance of all Receivables sold hereunder has been reduced to zero and (ii) the Originators have paid to the Buyer all indemnities, adjustments and other amounts which may be owed hereunder in connection with the Purchases.

                 "COLLECTIONS" means, (a) with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable and (b) all payments or principal and interest made under the Parent Demand Note.

                 "CONTRACT" means, with respect to any Receivable, any and all Invoices and other agreements pursuant to which goods or services are ordered from or provided by an Originator.

                 "CREDIT AND COLLECTION POLICY" means the Originators' collective credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in EXHIBIT VI hereto, as modified from time to time in accordance with this Agreement.

                 "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original due date for such payment; (ii) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in
SECTION 6.1(c) (as if references to either of the Originators therein refer to such Obligor); (iii) as to which the Obligor thereof, if a natural person, is deceased; or (iv) which has been identified by the applicable Originator as uncollectible.

                 "DELINQUENT RECEIVABLE" means a Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days but less than 90 days from the original due date for such payment.

                 "DILUTIONS" means, at any time, the aggregate amount of reductions in the Outstanding Balances of the Receivables as a result of any setoff, discount, rebate, trade-in credit, credit memo, inter-company entry, adjustment or otherwise, other than (i) cash Collections on account of the Receivables, and (ii) charge-offs less the aggregate amount of customer deposits at such time.

                 "DISCOUNT FACTOR" means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables purchased from an Originator after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to the Buyer of financing its investment in such Receivables during such period,
(ii) the risk of nonpayment by the Obligors, and (iii) the costs of sub-servicing performed by Fruehauf. Each of the Originators and the Buyer may agree from time to time to change the Discount Factor applicable to such Originator based on changes in one or more of the items affecting the calculation thereof, PROVIDED THAT any change to such Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchases which occurred during any Calculation Period ending prior to the Calculation Period during which the applicable Originator and the Buyer agree to make such change.

                 "ELIGIBLE RECEIVABLE" shall have the meaning specified in the Purchase Agreement.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer with either of the Originators under Section 414 of the Code.

                 "EVENT OF PURCHASE AND SALE TERMINATION" has the meaning assigned to that term in SECTION 6.1.

                 "FACILITY TERMINATION DATE" has the meaning set forth in the Purchase Agreement.

                 "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                 "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity and its successors.

                 "FRUEHAUF" means Fruehauf Trailer Services, Inc., a Delaware corporation, and its successors.

                 "INVESTORS" has the meaning set forth in the Preliminary Statement of this Agreement.

                 "INVOICE" means, collectively, with respect to any Receivable, any and all instruments, bills of lading, invoices or other writings which evidence such Receivable or the goods (if any) underlying such Receivable.

                 "LABOR ACTIONS" has the meaning set forth in SECTION
4.1(b)(v).

                 "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the financial condition, business or operations of either of the Originators, (ii) the ability of either of the Originators to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement, any Transaction Document (other than the Collection Agreements) or any Collection Agreement relating to a Collection Account into which a material portion of Collections are deposited, (iv) the applicable Originator's, the Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                 "MONTHLY REPORT" means a report, in substantially the form of
EXHIBIT VIII hereto (appropriately completed), furnished by the Sub-Servicer to the Buyer and the Agent (as the Buyer's assignee) pursuant to SECTION 5.5.

                 "NET WORTH" means, as of the last Business Day of each Calculation Period preceding any date of determination, an amount equal to (a) the aggregate Outstanding Balance of the Receivables owned by the Buyer at such time, OVER (b) THE SUM OF (i) the aggregate Capital outstanding at such time, PLUS (ii) the aggregate outstanding principal balance of the Subordinated Loans.

                 "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

                 "ORIGINAL BALANCE" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by the Buyer.

                 "ORIGINATOR" means each of Wabash and Fruehauf.

                 "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof, and shall exclude any interest or Finance Charges thereon, without regard to whether any of the same shall have been capitalized.

                 "PBGC" means the Pension Benefit Guaranty Corporation created under Section 4002(a) of ERISA or any successor thereto.

                 "PARENT DEMAND NOTE" has the meaning set forth in the Purchase Agreement.

                 "PERSON" means an individual, partnership, corporation, association, trust, limited liability company, joint venture or any other entity, or organization, including a government or political subdivision or agent or instrumentality thereof.

                 "PLAN" means any defined benefit plan maintained or contributed to by either of the Originators or any Subsidiary of such Originator or by any trade or business (whether or not incorporated) under common control with such Originator or any Subsidiary of such Originator as defined in Section 4001(b) of ERISA and insured by the PBGC under Title IV of ERISA.

                 "POTENTIAL EVENT OF PURCHASE AND SALE TERMINATION" means an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Purchase and Sale Termination.

                 "POTENTIAL SERVICER DEFAULT" has the meaning set forth in the Purchase Agreement.

                 "PURCHASE" means each purchase by the Buyer of Receivables and Related Security from an Originator pursuant to SECTION 1.1 of this Agreement.

                 "PURCHASE AGREEMENT" has the meaning set forth in the Preliminary Statement of this Agreement.

                 "PURCHASE DATE" means the date on which each Purchase occurs hereunder.

                 "PURCHASE PRICE" means, with respect to any Purchase on any date, the aggregate price to be paid to the applicable Originator for such Purchase in accordance with SECTION 1.2 of this Agreement for the Receivables and Related Security being sold to the Buyer on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables TIMES (y) one minus the Discount Factor then in effect, MINUS (ii) any Purchase Price Credits to be credited against the purchase price otherwise payable in accordance with SECTION 1.3 hereof.

                 "PURCHASE PRICE CREDIT" has the meaning set forth in SECTION
1.3.

                 "PURCHASED ASSETS" means, collectively, all Receivables existing on the date of the initial Purchase hereunder, and all Receivables arising thereafter through and including the Termination Date, all Collections and Related Security associated therewith, all proceeds of the foregoing, and all Collection Accounts and all balances, checks, money orders and other instruments from time to time therein.

                 "PURCHASER" has the meaning set forth in the Purchase
Agreement.

                 "RECEIVABLE" means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Transaction Documents) to an Originator, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of semi-trailers and related parts and services by such Originator to commercial customers and includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual Invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

                 "RECORDS" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                 "REFERENCE BANK" means NBD Bank, N.A., or such other bank as the Agent shall designate with the consent of the Buyer.

                 "RELATED SECURITY" means, with respect to any Receivable:

                          (i) all of the applicable Originator's interest in any goods (if any), the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,

                          (ii) all customer deposits and other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                          (iii)   all guaranties, insurance and other
         agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                          (iv)    all Records related to such Receivable,

                          (v) all of the applicable Originator's right, title and interest in, to and under each Contract executed in connection therewith in favor of or otherwise for the benefit of the applicable Originator; and

                          (vi)    all proceeds of any of the foregoing.

                 "REPORTABLE EVENT" has the meaning set forth in Section 4043 of ERISA.

                 "REQUIRED CAPITAL AMOUNT" means $2,490,000.

                 "REQUIRED INVESTORS" has the meaning set forth in the Purchase Agreement.

                 "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

                 "SERVICER" means at any time the Person then authorized pursuant to ARTICLE VI of the Purchase Agreement to service, administer and collect Receivables.

                 "SERVICER DEFAULT" has the meaning set forth in the Purchase Agreement.

                 "SETTLEMENT DATE" has the meaning assigned thereto in the Purchase Agreement.

                 "SUBORDINATED LOAN" has the meaning set forth in SECTION
1.2(b).

                 "SUBORDINATED NOTE" means each promissory note in substantially the form of EXHIBIT X hereto as more fully described in SECTION 1.2, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                 "SUBSCRIPTION AGREEMENT" means the Stockholder and Subscription Agreement in substantially the form of EXHIBIT IX hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                 "SUB-SERVICER" means Fruehauf in its capacity as sub-servicer for the Servicer as described in SECTION 5.1 hereof.

                 "SUB-SERVICER FEE" means the fee described in SECTION 5.6 hereof.

                 "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of an Originator.

                 "TERMINATION DATE" means, the earliest of (i) the Facility Termination Date, (ii) the date of the declaration or automatic occurrence of the Termination Date pursuant to SECTION 6.2(ii), and (iii) the date designated by either of the Originators as the Termination Date in a written notice delivered to the Buyer not less than ten days prior to such designated date.

                 "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Purchase Agreement, the Subordinated Note, the Subscription Agreement, each Collection Agreement and all other instruments, documents and agreements executed and delivered by the Buyer or either or both of the Originators in connection herewith or with the Purchase Agreement.

                 "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                 "WABASH" means Wabash National Corporation, a Delaware corporation, and its successors.


                 ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF ILLINOIS, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.

                                   EXHIBIT IV

                         FORM OF COMPLIANCE CERTIFICATE


                 This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of March 31, 1998, among Wabash National Corporation ("WABASH"), Fruehauf Trailer Services, Inc. ("FRUEHAUF") and Wabash National Funding Corporation (the "AGREEMENT"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

                 THE UNDERSIGNED HEREBY CERTIFIES THAT:

                 1.  I am the duly elected _____________________ of
[Wabash/Fruehauf];

                 2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of [Wabash/Fruehauf] and its Subsidiaries during the accounting period covered by the attached financial statements; and

                 3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Purchase and Sale Termination or a Potential Event of Purchase and Sale Termination, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

                 Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which [Fruehauf/Wabash] has taken, is taking, or proposes to take with respect to each such condition or event:


                 The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 19__.

                                                     -------------------------
                                                             [Name]

                                   EXHIBIT V

                          FORM OF COLLECTION AGREEMENT

             [On letterhead of Wabash National Funding Corporation]

                                                                __________, 19__
                                     [Date]



[Collection Bank Name and Address]

Attention:  ________________


         Re:     Wabash National Funding Corporation
                 [Insert applicable Originator Name]

Ladies and Gentlemen:

                 You have exclusive control of P.O. Box ___________, [city], [state] [zip] (the "LOCK-BOX") for the purpose of receiving mail and processing payments therefrom pursuant to that certain lock-box services agreement dated ____________, 19__ between you and [Originator Name] (the "AGREEMENT"). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein is to endorse all checks and other evidences of payment, and credit such payments to checking account no. ___________ maintained with you in the name of [Originator Name] (the "EXISTING ACCOUNT").

                 [Originator Name] (the "ORIGINATOR") hereby transfers and assigns all of its right, title and interest in and to, and exclusive ownership and control over, the Lock-Box to Wabash National Funding Corporation ("SPC"). Originator and SPC hereby request that from and after March 31, 1998, in lieu of being deposited in the Existing Account, all checks and other evidences of payment that are sent to the Lock-Box be endorsed and deposited in SPC's account no. _____________ (the "LOCK-BOX ACCOUNT") in the name of "Wabash National Funding Corporation, as 'Collection Agent' for the benefit of The First National Bank of Chicago, as Agent under that certain Receivables Purchase Agreement dated as of March 31, 1998 among SPC, various purchasers and The First National Bank of Chicago, as Agent".

                 SPC hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from The First National Bank of Chicago, as Agent (the "AGENT") in the form attached hereto as Annex A: (i) the name of the Lock-Box Account will be changed to "The First National Bank of Chicago, as Agent" (or any designee of the Agent), and the Agent will have exclusive ownership of and access to such Lock-Box Account, and neither Originator, SPC nor any of their respective affiliates will have any control of such Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Box to the Lock-Box Account, or will redirect the funds as the Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account, at any time, as directed by the Agent, (iv) all services to be performed by you under the Agreement will be performed on behalf of the Agent, and (v) all correspondence or other mail which you have agreed to send to either Originator or SPC will be sent to the Agent at the following address:

                 The First National Bank of Chicago, as Agent
                 Suite 0596, 1-21
                 One First National Plaza
                 Chicago, Illinois 60670
                 Attention:  Credit Manager, Asset-Backed Finance

                 Moreover, upon such notice, the Agent will have all rights and remedies given to Originator or SPC under the Agreement. Each of Originator and SPC agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

                 You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Agent for the purpose of receiving funds from the Lock-Box are subject to the liens of the Agent for itself and as agent under the Receivables Purchase Agreement, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against Originator or SPC, except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

                 This letter agreement and the rights and obligations of the parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of Illinois. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

                 This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

                 Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

                                             Very truly yours,

                                             [ORIGINATOR NAME]


                                             By:
                                                 ------------------------------
                                                      Name:
                                                      Title:


                                             WABASH NATIONAL FUNDING CORPORATION


                                             By:
                                                 ------------------------------
                                                      Name:
                                                      Title:


Acknowledged and agreed to
this         day of            , 199 :
     -------        -----------     -

[COLLECTION BANK]

By:
     -----------------------------------
         Name:
         Title:


THE FIRST NATIONAL BANK OF CHICAGO, as Agent


By:
     -----------------------------------
         Authorized Agent

                                    ANNEX A
                           FORM OF COLLECTION NOTICE


                          [On letterhead of the Agent]

                                     [Date]



[Collection Bank Name and Address]

Attention:  ________________


         Re:     Wabash National Funding Corporation

Ladies and Gentlemen:

                 We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among [Originator Name], Wabash National Funding Corporation, you and us, to have the name of, and to have exclusive ownership and control of, account number ________________ (the "LOCK-BOX ACCOUNT") maintained with you, transferred to "The First National Bank of Chicago, as Agent." [The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to _________________]. You have further agreed to perform all other services you are performing under that certain agreement dated ____________ between you and [Originator Name] on our behalf.

                 We appreciate your cooperation in this matter.


                                         Very truly yours,

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Agent


                                         By:
                                              --------------------------------
                                                          Authorized Agent

                                  EXHIBIT VII

                               FORM OF INVOICE(S)

                                  EXHIBIT VIII

                             FORM OF MONTHLY REPORT

                                   EXHIBIT IX

                         FORM OF SUBSCRIPTION AGREEMENT

                                   ----------

                     STOCKHOLDER AND SUBSCRIPTION AGREEMENT

                 THIS STOCKHOLDER AND SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of March 31, 1998, is entered into by and between WABASH NATIONAL FUNDING CORPORATION, a Missouri corporation ("SPC"), and WABASH NATIONAL CORPORATION, a Delaware corporation ("WABASH"). Except as otherwise specifically provided herein, capitalized terms used in this Agreement have the meanings ascribed thereto in the Receivables Sale Agreement dated as of even date herewith among Wabash, Fruehauf Trailer Services, Inc. ("Fruehauf") and SPC (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT").

                                    RECITALS

                 A. SPC has been organized under the laws of the State of Missouri for the purpose of, among other things, purchasing, holding, financing, receiving and transferring accounts receivable and related assets originated or otherwise held by Wabash and Fruehauf.

                 B. Contemporaneously with the execution and delivery of this Agreement: (i) Wabash, Fruehauf and SPC have entered into the Sale Agreement pursuant to which Wabash has, from and after the initial purchase date thereunder and prior to the termination date specified therein, sold all of its Receivables, Collections and Related Security to SPC; and (ii) SPC, certain financial institutions party thereto as "PURCHASERS," and The First National Bank of Chicago, as the "AGENT," have entered into a Receivables Purchase Agreement, dated as of even date herewith, (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT") pursuant to which SPC will sell "RECEIVABLE INTERESTS" to the Agent for the benefit of the Purchasers.

                 C. SPC desires to sell shares of its capital stock to Wabash, and Wabash desires to purchase such shares, on the terms set forth in this Agreement.

                 NOW, THEREFORE, SPC and Wabash agree as follows:

                 1. Purchase and Sale of Capital Stock. Wabash hereby purchases from SPC, and SPC hereby sells to Wabash, 1,000 shares of common stock, par value $0.01 per share, of SPC (the "COMMON STOCK") for the Stock Purchase Price set forth in Section 2.1. The shares of Common Stock being purchased under this Agreement are referred to herein as the "SHARES." Within three (3) Business Days from the date hereof, SPC shall deliver to Wabash a certificate registered in Wabash's name representing the Shares.

                 2.       Consideration for Shares and Capital Contributions.

                 2.1 Consideration for Shares. To induce SPC to enter into the Sale Agreement and to enable SPC to fund its obligations thereunder by consummating the transactions contemplated by the Purchase Agreement, and in reliance upon the representations and warranties set forth herein, Wabash hereby pays to SPC on the date hereof the sum of $2,490,000 (the "STOCK PURCHASE PRICE") in consideration of the purchase of the Shares. The Stock Purchase Price shall take the form of a transfer of cash, except that Wabash may, in lieu of cash payment of the Stock Purchase Price, offset the amount of the Stock Purchase Price against the purchase price otherwise payable by SPC to Wabash on the initial purchase date pursuant to the Sale Agreement.

                 2.2 Contributions After Initial Closing Date. From time to time Wabash may make additional capital contributions to SPC. All such contributions shall take the form of a cash transfer, except that SPC agrees to, in lieu of cash payment thereof, offset the amount of such contributions against the purchase price for Receivables otherwise payable by SPC to Wabash on the date of such capital contributions. All of the Receivables so paid for through such offset shall constitute purchased Receivables within the meaning of the Sale Agreement and shall be subject to all of the representations, warranties and indemnities otherwise made thereunder. It is expressly understood and agreed that Wabash has no obligations under this Agreement or otherwise to make any capital contributions from and after payment of the Stock Purchase Price.

                 3. Representations and Warranties of SPC. SPC represents and warrants to Wabash as follows:

                 (a) SPC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri, and has all requisite corporate power and authority to carry on its business as proposed to be conducted on the date hereof.

                 (b) SPC has all requisite legal and corporate power to enter into this Agreement, to issue the Shares and to perform its other obligations under this Agreement.

                 (c) Upon receipt by SPC of the Stock Purchase Price and the issuance of the Shares to Wabash, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

                 (d) SPC has taken all corporate action necessary for its authorization, execution and delivery of, and, its performance under, this Agreement.

                 (e) This Agreement constitutes a legally valid and binding obligation of SPC, enforceable against SPC in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 (f) SPC has filed its Articles of Incorporation in the form attached hereto as Annex A with the Secretary of State of Missouri and (ii) adopted By-laws in the form attached hereto as Annex B.

                 (g) The issuance of the Shares by SPC hereunder is legally permitted by all laws and regulations to which SPC is subject.

                 4. Representations and Warranties of Wabash. Wabash represents and warrants to SPC as follows:

                 (a) Wabash is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as conducted on the date hereof.

                 (b) Wabash has all requisite legal and corporate power to enter into this Agreement, to purchase the Shares and to perform its other obligations under this Agreement.

                 (c) Wabash has taken all corporate action necessary for its authorization, execution and delivery of, and its performance under, this Agreement.

                 (d) This Agreement constitutes a legally valid and binding obligation of Wabash, enforceable against Wabash in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 (e) Wabash is purchasing the Shares for investment for its own account, not as a nominee or agent, and not with a view to any distribution of any part thereof; Wabash has no current intention of selling, granting a participation in, or otherwise distributing, the shares.

                 (f) Wabash understands that the Shares have not been registered under the Securities Act of 1933, as amended, or under any other Federal or state law, and that SPC does not contemplate such a registration.

                 (g) Wabash has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and has made such investigations in connection herewith as have been deemed necessary or desirable to make such evaluation.

                 (h) The purchase of the Shares by Wabash is legally permitted by all laws and regulations to which Wabash is subject.

                 5.       Restrictions on Transfer Imposed by the Act; Legend.

                 5.1 Legend. Each certificate representing any Shares shall be endorsed with the following legend;

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT. SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF THE CORPORATION'S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                 5.2 Registration of Transfers. SPC need not register a transfer of any Shares unless the conditions specified in the legend set forth in Section 5.1 hereof are satisfied. SPC may also instruct its transfer agent (which may be SPC) not to register the transfer of any Shares unless the conditions specified in the legend set forth in Section 5.1 hereof are satisfied.

                 6. Agreement to Vote. Wabash hereby agrees and covenants to vote all of the shares of Common Stock now or hereafter owned by it, whether beneficially or otherwise, as is necessary at a meeting of stockholders of SPC, or by written consent in lieu of any such meeting, to cause to be elected to, and maintained on, SPC's board of directors at least one (1) person meeting the qualifications of an Independent Director and selected in accordance with the provisions of the Articles of Incorporation and By-Laws of SPC.

                 7. Successors and Assigns. Each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement except in connection with a transfer of Shares in compliance with the terms and conditions hereof, as contemplated by Section 5.2 above, or otherwise in accordance with the terms hereof. Any purported assignment, transfer or delegation in violation of this Section 7 shall be null and void ab initio. Subject to the foregoing limits on assignment and delegation and except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legatees, executors, administrators, assignees and legal successors.

                 8. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of SPC and Wabash. Any amendment or waiver so effected shall be binding upon SPC and Wabash.

                 9. Further Acts. Each party agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the provisions of this Agreement.

                 10. Counterparts. This Agreement may be executed in any number of counterparts, and all of such counterparts together will be deemed one instrument.

                 11. Notices. Any and all notices, acceptances, statements and other communications to Wabash in connection herewith shall be in writing, delivered personally, by facsimile or certified mail, return receipt requested, and shall be addressed to the address of Wabash indicated on the stock transfer register of SPC or, if no address is so indicated, to the address provided to SPC pursuant to the Sale Agreement unless changed by written notice to SPC or its successor.

                 12. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, EXCEPT AND TO THE EXTENT THE GENERAL BUSINESS AND CORPORATION LAW OF THE STATE OF MISSOURI IS APPLICABLE.

                 13. Entire Agreement. This Agreement, together with the Sale Agreement and documents expressly to be delivered in connection therewith, constitute the entire understanding and agreement between the parties hereto with subject matter hereof and thereof.

                 14. Severability of this Agreement. In case any provision of this Agreement shall be invalid or unenforceable, the validity, legality and enforceability of the remaining shall not in any way be affected or impaired thereby.

                 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


SPC                                                                 WABASH


WABASH NATIONAL FUNDING
 CORPORATION,                                      WABASH NATIONAL CORPORATION,
a Missouri corporation                             a Delaware corporation


By:                                                By:
         --------------------------                         -------------------
         Name:                                              Name:
         Title:                                             Title:

                                                                         ANNEX A
                                               FORM OF ARTICLES OF INCORPORATION

                                                                        ANNEX B
                                                                FORM OF BY-LAWS

                                   EXHIBIT X

                           FORM OF SUBORDINATED NOTE

                                      ---

                               SUBORDINATED NOTE

                                                            ______________, 1998

                 1. Note. FOR VALUE RECEIVED, the undersigned, WABASH NATIONAL FUNDING CORPORATION, a Missouri corporation ("SPC"), hereby unconditionally promises to pay to the order of [ORIGINATOR NAME], a Delaware corporation ("ORIGINATOR"), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date which (i) the Outstanding Balance of all Receivables sold under the "SALE AGREEMENT" referred to below has been reduced to zero and (ii) the Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed hereunder in connection with the Purchases (the "COLLECTION DATE"), the aggregate unpaid principal sum outstanding of all "SUBORDINATED LOANS" made from time to time by Originator to SPC pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of March 31, 1998 among Wabash National Corporation, Fruehauf Trailer Services, Inc. and SPC (as amended, restated, supplemented or otherwise modified from time to time, the "SALE AGREEMENT"). Reference to
SECTION 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

                 2. Interest. SPC further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; PROVIDED, HOWEVER, that if SPC shall default in the payment of any principal hereof, SPC promises to, on demand, pay interest at the rate of the Base Rate plus 2.00% on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; PROVIDED, HOWEVER, that SPC may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                 3. Principal Payments. Originator is authorized and directed by SPC to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPC, and absent manifest error, such entries shall constitute PRIMA FACIE evidence of the accuracy of the information so entered; PROVIDED THAT neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPC hereunder.

                 4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPC's recourse obligations under that certain Receivables Purchase Agreement dated as of March 31, 1998 by and among SPC, various "PURCHASERS" from time to time party thereto, and The First National Bank of Chicago, as the "AGENT" (as amended, restated, supplemented or otherwise modified from time to time, the "PURCHASE AGREEMENT"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "SENIOR CLAIMANTS") under the Purchase Agreement. Until the date on which all "CAPITAL" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPC and/or the Servicer thereunder and under the "FEE LETTER" referenced therein (all such obligations, collectively, the "SENIOR CLAIM") have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPC, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; PROVIDED, HOWEVER, that (i) Originator hereby agrees that it will not institute against SPC any proceeding of the type described in SECTION 6.1(c) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPC from paying, or Originator from requesting, any payments under this Subordinated Note so long as SPC is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

                 5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in SECTION 6.1(c) of the Sale Agreement involving SPC as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "DISCOUNT" accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Discount is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPC of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this

Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                 6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with SECTION 8.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

                 7. Governing Law. This Subordinated Note has been made and delivered in Chicago, Illinois, and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws and decisions of the State of Illinois. Wherever possible each provision of this Subordinated Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordinated Note.

                 8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

                 9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

                                        WABASH NATIONAL FUNDING CORPORATION


                                        By:
                                           -----------------------------
                                                Name:
                                                Title:





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